Amendment #5 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Funds is hereby amended by adding the following to the List of Portfolios:



THE FOLLOWING IS A LIST OF PORTFOLIOS                 THE FOLLOWING IS A LIST OF
REFERRED TO IN THE FIRST WHEREAS                      INVESTMENT PORTFOLIOS
CLAUSE OF THE AGREEMENT.                              REFERRED TO IN SECTION 28
                                                      OF THE AGREEMENT.


                                                   Quantitative Equity Portfolio


Dated as of December 23, 1998

                                                     BT INVESTMENT FUNDS


                                                   By: /s/ Daniel O. Hirsch
                                                        ------------------------
                                                   Name:  Daniel O. Hirsch
                                                        ------------------------
                                                   Title:  Secretary
                                                        ------------------------

                                                   BANKERS TRUST COMPANY


                                                   By: /s/ Ross Youngman
                                                      --------------------------
                                                   Name: Ross Youngman
                                                        ------------------------
                                                   Title:Managing Director
                                                         -----------------------